CONSENT OF ACCOUNTANT

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Registration Statement on Expressions Graphics, Inc. on Form SB-1 of our report dated May 2, 2000, appearing in the Prospectus, which is a part of such Registration Statement relating to the consolidated financial statements of Expressions Graphics, Inc., and to the reference to our Firm under caption "Experts" in such Prospectus.

MERDINGER, FRUCHTER, ROSEN & CORSO, P.C. Certified Public Accountants

Los Angeles, California June 7, 2000